UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 31, 2013

CLEAR CHANNEL COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-09645	74-1787539
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 East Basse Road

San Antonio, Texas 78209

(Address of principal executive offices, zip code)

(210) 822-2828

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 31, 2013, Clear Channel Communications, Inc., a Texas corporation (the “Company”), entered into an amendment (the “Amendment”) to its cash flow credit facility with each of the parties thereto. Pursuant to the Amendment, certain Term Loan B lenders and Term Loan C lenders agreed to extend a portion of their loans due 2016 through the creation of a new $5.0 billion Term Loan D facility due January 30, 2019. The Amendment also permits the Company to make AHYDO catch-up payments beginning in May 2018 with respect to the new Term Loan D facility and any notes issued in connection with the Company’s previously announced exchange offer with respect to its outstanding 10.75% Senior Cash Pay Notes due 2016 and 11.00%/11.75% Senior Toggle Notes due 2016.

Upon the closing of the offer, the Company’s cash flow credit facility consisted of an approximately $3.0 billion Term Loan B facility which matures on January 30, 2016, an approximately $198.2 million Term Loan C facility which matures on January 30, 2016 and a $5.0 billion Term Loan D facility which matures on January 30, 2019.

The new Term Loan D facility has the same security and guarantee package as the outstanding Term Loans B and C and borrowings under the new Term Loan D facility bear interest at a rate equal to, at the Company’s option, adjusted LIBOR plus 6.75% or a base rate plus 5.75%.

The description of the Amendment contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above relating to the Amendment and the Term Loan D facility is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On May 31, 2013, the Company issued a press release announcing the closing of the offer and the Amendment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

10.1	Amendment No. 2 to Amended and Restated Credit Agreement, dated as of May 31, 2013, by and among Clear Channel Communications, Inc., Clear Channel Capital I, LLC, the subsidiary co-borrowers party thereto, the foreign subsidiary revolving borrowers thereto, Citibank, N.A. as Administrative Agent, the lenders from time to time party thereto and the other agents party thereto.

99.1	Press release of Clear Channel Communications, Inc., issued May 31, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL COMMUNICATIONS, INC.

Date: June 3, 2013	By:	/s/ Hamlet T. Newsom, Jr.
Name: Hamlet T. Newsom, Jr.
Title: Vice President, Associate General Counsel and Assistant Secretary

INDEX TO EXHIBITS

10.1	Amendment No. 2 to Amended and Restated Credit Agreement, dated as of May 31, 2013, by and among Clear Channel Communications, Inc., Clear Channel Capital I, LLC, the subsidiary co-borrowers party thereto, the foreign subsidiary revolving borrowers thereto, Citibank, N.A. as Administrative Agent, the lenders from time to time party thereto and the other agents party thereto.

99.1	Press release of Clear Channel Communications, Inc., issued May 31, 2013.

4